Exhibit 10.2
GRANT OF
OTHER STOCK UNIT AWARDS UNDER THE
PINNACLE ENTERTAINMENT, INC.
2005 EQUITY AND PERFORMANCE INCENTIVE PLAN
The Compensation Committee of the Board of Directors (the “Committee”) of Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”) hereby makes this Grant of Other Stock Unit Awards, effective as of                     , to                                          (the “Grantee”) under the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, as amended (the “Plan”), with reference to the following facts:
A. The Company has adopted the Plan to encourage high levels of performance by employees, directors and consultants who are key to the success of the Company, by granting Awards to such persons.
B. The Plan provides that Awards shall be granted by the Committee.
C. Article VIII of the Plan provides that the Committee may grant Other Stock Unit Awards, with the identity of the grantees, terms and conditions, number of Shares, and consideration for such Other Stock Unit Awards to be determined by the Committee in its sole discretion.
D. The Grantee is a                      of the Company.
E. The Committee has determined that it is in the best interests of the Company to grant Other Stock Unit Awards to the Grantee on the terms and conditions set forth below.
NOW, THEREFORE, Other Stock Unit Awards covering                      Shares are hereby granted to Grantee on the following terms and conditions:
1. When the Grantee ceases to serve as a                      of the Company for any reason, the Company shall transfer                      Shares to the Grantee in respect of the Other Stock Unit Awards. The Other Stock Unit Awards shall not be entitled to Dividend Equivalents under Section 12.5 of the Plan, but shall be subject to adjustment in accordance with Section 12.2 of the Plan.
2. The Grantee’s service as a                      shall be the sole consideration for the Other Stock Unit Awards.
3. Until the transfer of Shares under Section 1 hereof, the Other Stock Unit Awards shall represent only an unsecured and unfunded promise to deliver the Shares in the future, and the rights of the Grantee against the Company shall be only those of an unsecured creditor.
4. The Other Stock Unit Awards granted hereunder shall be subject to the terms and provisions of the Plan, and all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

IN WITNESS WHEREOF, this Other Stock Unit Award has been executed on behalf of the Company, to be effective as of the date first above written.

PINNACLE ENTERTAINMENT, INC.
A Delaware Corporation

By:

Name:

(printed name)

Title: